Exhibit 99

Acadia Healthcare Reports Third Quarter Adjusted EPS of $0.17 and EPS of $0.16

Same Facility Revenue Grows 8.3%

Increases 2012 Earnings Guidance to Range of $0.65 to $0.66

FRANKLIN, Tenn.--(BUSINESS WIRE)--November 6, 2012--Acadia Healthcare Company, Inc. (NASDAQ: ACHC) today announced financial results for the third quarter ended September 30, 2012. Revenue for the third quarter was $103.1 million compared with $60.7 million for the third quarter of 2011. Income from continuing operations was $6.6 million for the third quarter of 2012, compared with $3.6 million for the third quarter of 2011. Income per diluted share from continuing operations of $0.16 for the third quarter of 2012, compared with $0.20 for the third quarter last year, reflected a 138.1% increase in weighted average shares outstanding, primarily due to Acadia’s public equity offerings in December 2011 and May 2012 and the completion of the PHC, Inc. acquisition in November 2011. Adjusted income from continuing operations was $7.1 million, or $0.17 per diluted share, excluding transaction-related expenses totaling $0.7 million, for the third quarter of 2012 compared with $5.8 million, or $0.33 per diluted share, excluding sponsor management fees and transaction-related expenses totaling $2.8 million, for the third quarter of 2011. A reconciliation of all GAAP and non-GAAP financial results in this release is on pages 8 and 9.

Revenue for the first nine months of 2012 was $293.2 million compared with $141.1 million for the first nine months of 2011. Income from continuing operations was $16.0 million, or $0.43 per diluted share, for the first nine months of 2012, compared with a loss from continuing operations of $18.4 million, or $1.05 per diluted share, for the same period in 2011. Adjusted income from continuing operations was $17.3 million, or $0.47 per diluted share, excluding transaction-related expenses totaling $2.1 million, for the first nine months of 2012 compared with a loss of $4.0 million, or $0.23 per diluted share, excluding sponsor management fees and transaction-related expenses totaling $11.7 million, for the first nine months of 2011.

Joey Jacobs, Chairman and Chief Executive Officer of Acadia, commented, “For the third quarter, Acadia continued to produce substantial revenue growth compared with the same prior year quarter, due to the addition of new facilities and increased same facility revenue. With the acquisition during the third quarter of the Timberline Knolls facility located near Chicago, we had 33 facilities in operation with over 2,400 licensed beds in 19 states at September 30, 2012 compared with 19 facilities with approximately 1,700 licensed beds in 13 states at the same time in 2011. In addition, we produced an 8.3% increase in same facility revenue for the third quarter of 2012, primarily reflecting 8.7% growth in patient days.

“The operating leverage generated by this increase in same facility revenue, as well as our disciplined focus on improved operating productivity and efficiency, drove a 230 basis point increase in the same facility EBITDA margin, to 21.4% of same facility revenue from 19.1% for the third quarter of 2011. Adjusted consolidated EBITDA increased to $21.1 million, or 20.4% of consolidated revenue for the third quarter of 2012, up from $10.1 million, or 16.6% of consolidated revenue, for the third quarter of 2011.

“Acadia produced net cash flow from continuing operations of $12.9 million for the third quarter and $23.7 million for the first nine months of 2012. We expect our continuing cash flow, combined with both our cash and cash equivalents of $11.7 million and our availability under our revolving credit facility of approximately $75 million at the end of the third quarter of 2012, to support the ongoing implementation of our organic growth and acquisition strategies. The Company’s ratio of total debt to trailing 12 months adjusted EBITDA at September 30, 2012 was 3.4.”

Acadia today increased its guidance for 2012 adjusted earnings per diluted share to a range of $0.65 to $0.66, which includes the previously discussed accretive impact from the Timberline Knolls acquisition of $0.04 to $0.05 per diluted share, from the previous range of $0.59 to $0.60, which did not include the impact from Timberline Knolls. The Company’s guidance for adjusted earnings per diluted share excludes transaction-related expenses and does not include the impact of any future acquisitions.

Acadia will hold a conference call to discuss its second quarter financial results at 9:00 a.m. Eastern Time on Wednesday, November 7, 2012. A live webcast of the conference call will be available at www.acadiahealthcare.com in the “Investors” section of the website or at www.earnings.com. The webcast of the conference call will be available through November 21, 2012.

Risk Factors

This news release contains forward-looking statements. Generally words such as “may,” “will,” “should,” “could,” “anticipate,” “expect,” “intend,” “estimate,” “plan,” “continue,” and “believe” or the negative of or other variation on these and other similar expressions identify forward-looking statements. These forward-looking statements are made only as of the date of this news release. We do not undertake to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise. Forward-looking statements are based on current expectations and involve risks and uncertainties and our future results could differ significantly from those expressed or implied by our forward-looking statements. Factors that may cause actual results to differ materially include, without limitation, (i) Acadia’s ability to complete acquisitions and successfully integrate the operations of the acquired facilities; (ii) Acadia’s ability to add beds, expand services, enhance marketing programs and improve efficiencies at its facilities; (iii) potential reductions in payments received by Acadia from the government and third-party payors; (iv) the risk that Acadia may not generate sufficient cash from operations to service its debt and meet its working capital and capital expenditure requirements; and (v) potential operating difficulties, client preferences, changes in competition and general economic or industry conditions that may prevent Acadia from realizing the expected benefits of its business strategy. These factors and others are more fully described in Acadia’s periodic reports and other filings with the SEC.

About Acadia

Acadia is a provider of inpatient behavioral healthcare services. Acadia operates a network of 33 behavioral health facilities with over 2,400 licensed beds in 19 states. Acadia provides psychiatric and chemical dependency services to its patients in a variety of settings, including inpatient psychiatric hospitals, residential treatment centers, outpatient clinics and therapeutic school-based programs.

Acadia Healthcare Company, Inc.
Consolidated Statements of Operations
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
	(in thousands, except per share amounts)

Revenue before provision for doubtful accounts	$104,618	$61,385	$298,638	$142,797
Provision for doubtful accounts	(1,502)	(663)	(5,429)	(1,654)
Revenue	103,116	60,722	293,209	141,143

Salaries, wages and benefits (including equity-based compensation expense of $521, $0, $1,691 and $19,843, respectively)	59,888	38,422	173,590	108,158
Professional fees	4,690	2,302	13,521	5,018
Supplies	4,831	3,398	14,148	7,645
Rents and leases	1,775	1,591	6,244	3,576
Other operating expenses	11,380	4,915	30,768	12,760
Depreciation and amortization	2,076	909	5,332	3,108
Interest expense, net	7,433	1,928	22,186	4,143
Sponsor management fees	-	545	-	1,135
Transaction-related expenses	732	2,233	2,097	10,595
Total expenses	92,805	56,243	267,886	156,138
Income (loss) from continuing operations before income taxes	10,311	4,479	25,323	(14,995)
Provision for income taxes	3,723	908	9,307	3,426
Income (loss) from continuing operations	6,588	3,571	16,016	(18,421)
(Loss) income from discontinued operations, net of income taxes	(138)	(448)	22	(562)
Net income (loss)	$6,450	$3,123	$16,038	$(18,983)

Basic earnings per share:
Income (loss) from continuing operations	$0.16	$0.20	$0.44	$(1.05)
(Loss) income from discontinued operations	$(0.01)	$(0.02)	$-	$(0.03)
Net income (loss)	$0.15	$0.18	$0.44	$(1.08)

Diluted earnings per share:
Income (loss) from continuing operations	$0.16	$0.20	$0.43	$(1.05)
(Loss) income from discontinued operations	$(0.01)	$(0.02)	$-	$(0.03)
Net income (loss)	$0.15	$0.18	$0.43	$(1.08)

Weighted-average shares outstanding:
Basic	41,757	17,633	36,795	17,633
Diluted	41,991	17,633	37,006	17,633

Acadia Healthcare Company, Inc.
Consolidated Balance Sheets
(Unaudited)

	September 30, 2012	December 31, 2011
	(In thousands, except share and per share amounts)

ASSETS
Current assets:
Cash and cash equivalents	$11,719	$61,118
Accounts receivable, net of allowance for doubtful accounts of $6,581 and $2,424, respectively	54,777	35,127
Deferred tax asset	5,230	6,239
Other current assets	15,305	10,121
Total current assets	87,031	112,605
Property and equipment, net	155,188	82,972
Goodwill	334,622	186,815
Intangible assets, net	12,534	8,232
Deferred tax asset - noncurrent	-	6,006
Other assets	14,383	16,366
Total assets	$603,758	$412,996

LIABILITIES AND EQUITY
Current liabilities:
Current portion of long-term debt	$12,000	$6,750
Accounts payable	13,323	8,642
Accrued salaries and benefits	19,125	16,195
Other accrued liabilities	13,374	9,081
Total current liabilities	57,822	40,668
Long-term debt	284,632	270,709
Deferred tax liability - noncurrent	1,167	-
Other liabilities	6,574	5,254
Total liabilities	350,195	316,631
Equity:
Common stock, $0.01 par value; 90,000,000 shares authorized; 41,773,053 and 32,115,929 shares issued and outstanding at September 30, 2012 and December 31, 2011, respectively	418	321
Additional paid-in capital	281,687	140,624
Accumulated deficit	(28,542)	(44,580)
Total equity	253,563	96,365
Total liabilities and equity	$603,758	$412,996

Acadia Healthcare Company, Inc.
Consolidated Statements of Cash Flows
(Unaudited)

	Nine Months Ended September 30,
	2012	2011
	(In thousands)

Operating activities:
Net income (loss)	$16,038	$(18,983)
Adjustments to reconcile net income (loss) to net cash provided by continuing operating activities:
Depreciation and amortization	5,332	3,108
Provision for doubtful accounts	5,429	1,654
Amortization of debt issuance costs	1,869	684
Equity-based compensation expense	1,691	19,843
Deferred income tax expense (benefit)	8,138	(109)
Other	(9)	(170)
(Income) loss from discontinued operations, net of taxes	(22)	562
Change in operating assets and liabilities, net of effect of acquisitions:
Accounts receivable	(19,026)	(4,078)
Other current assets	(3,677)	(618)
Other assets	1,029	-
Accounts payable and other accrued liabilities	4,817	6,208
Accrued salaries and benefits	527	107
Other liabilities	1,527	217
Net cash provided by continuing operating activities	23,663	8,425
Net cash used in discontinued operating activities	(328)	(856)
Net cash provided by operating activities	23,335	7,569

Investing activities:
Cash paid for acquisitions, net of cash acquired	(165,981)	(178,014)
Cash paid for capital expenditures	(14,511)	(6,777)
Cash paid for real estate acquisitions	(50,745)	(2,150)
Other	1,231	(646)
Net cash used in continuing investing activities	(230,006)	(187,587)
Net cash used in discontinued investing activities	-	(230)
Net cash used in investing activities	(230,006)	(187,817)

Financing activities:
Borrowings on long-term debt	25,000	135,000
Net increase in revolving credit facility	-	6,500
Principal payments on long-term debt	(6,000)	(3,375)
Repayment of long-term debt	-	(9,984)
Payment of debt issuance costs	(1,197)	(5,907)
Issuance of common stock	138,954	-
Proceeds from stock option exercises	515	-
Contribution from Holdings	-	51,029
Distributions to equity holders	-	(375)
Net cash provided by financing activities	157,272	172,888

Net decrease in cash and cash equivalents	(49,399)	(7,360)
Cash and cash equivalents at beginning of the period	61,118	8,614
Cash and cash equivalents at end of the period	$11,719	$1,254

Effect of acquisitions:
Assets acquired, excluding cash	$172,267	$213,073
Liabilities assumed	(6,286)	(35,059)
Cash paid for acquisitions, net of cash acquired	$165,981	$178,014

Acadia Healthcare Company, Inc.
Operating Statistics
(Unaudited)
(Revenue in thousands)

	Three months ended September 30,			Nine months ended September 30,
	2012	2011	% Change	2012	2011	% Change
Same Facility Results
Revenue	$65,773	$60,722	8.3%	$153,173	$141,142	8.5%
Patient Days	127,825	117,567	8.7%	284,528	259,726	9.5%
Admissions	3,542	2,953	19.9%	9,020	7,666	17.7%
Average Length of Stay (a)	36.1	39.8	-9.4%	31.5	33.9	-6.9%

Revenue per Patient Day	$515	$516	-0.4%	$538	$543	-0.9%
EBITDA margin	21.4%	19.1%	230 bps	22.5%	21.2%	130 bps

Total Facility Results
Revenue	$102,816	$60,722	69.3%	$292,869	$141,142	107.5%
Patient Days	176,478	117,567	50.1%	499,615	259,726	92.4%
Admissions	7,737	2,953	162.0%	21,908	7,666	185.8%
Average Length of Stay (a)	22.8	39.8	-42.7%	22.8	33.9	-32.7%

Revenue per Patient Day	$583	$516	12.8%	$586	$543	7.9%
EBITDA margin	25.5%	19.1%	640 bps	23.9%	21.2%	270 bps

(a) Average length of stay is defined as patient days divided by admissions.

Acadia Healthcare Company, Inc.
Reconciliation of Net Income (Loss) to Adjusted EBITDA
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
	(in thousands)

Net income (loss)	$6,450	$3,123	$16,038	$(18,983)
Loss (income) from discontinued operations	138	448	(22)	562
Provision for income taxes	3,723	908	9,307	3,426
Interest expense, net	7,433	1,928	22,186	4,143
Depreciation and amortization	2,076	909	5,332	3,108
EBITDA	19,820	7,316	52,841	(7,744)

Adjustments:
Equity-based compensation expense (a)	521	-	1,691	19,843
Transaction-related expenses (b)	732	2,233	2,097	10,595
Sponsor management fees (c)	-	545	-	1,135
Adjusted EBITDA	$21,073	$10,094	$56,629	$23,829

See footnotes on page 10.

Acadia Healthcare Company, Inc.
Reconciliation of Adjusted Income (Loss) from Continuing Operations to Income (Loss) from
Continuing Operations
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
	(in thousands, except per share amounts)

Income (loss) from continuing operations	$6,588	$3,571	$16,016	$(18,421)
Provision for income taxes	3,723	908	9,307	3,426
Income (loss) from continuing operations before income taxes	10,311	4,479	25,323	(14,995)

Adjustments to income (loss) from continuing operations:
Transaction-related expenses (b)	732	2,233	2,097	10,595
Sponsor management fees (c)	-	545	-	1,135
Income tax provision reflecting tax effect of adjustments to income (loss) from continuing operations (d)	(3,987)	(1,473)	(10,091)	(744)
Adjusted income (loss) from continuing operations	$7,056	$5,784	$17,329	$(4,009)

Weighted-average shares outstanding - diluted	41,991	17,633	37,006	17,633

Adjusted income (loss) from continuing operations per diluted share	$0.17	$0.33	$0.47	$(0.23)

See footnotes on page 10.

Footnotes

We have included certain financial measures in this press release, including EBITDA, Adjusted EBITDA and Adjusted income (loss) from continuing operations, which are “non-GAAP financial measures” as defined under the rules and regulations promulgated by the SEC. We define EBITDA as net income (loss) adjusted for loss (income) from discontinued operations, net interest expense, income tax provision and depreciation and amortization. We define Adjusted EBITDA as EBITDA adjusted for equity-based compensation expense, transaction-related expenses, and sponsor management fees.

EBITDA, Adjusted EBITDA and Adjusted income (loss) from continuing operations are supplemental measures of our performance and are not required by, or presented in accordance with, generally accepted accounting principles in the United States (“GAAP”). EBITDA, Adjusted EBITDA and Adjusted income (loss) from continuing operations are not measures of our financial performance under GAAP and should not be considered as alternatives to net income or any other performance measures derived in accordance with GAAP or as an alternative to cash flow from operating activities as measures of our liquidity. Our measurements of EBITDA, Adjusted EBITDA and Adjusted income (loss) from continuing operations may not be comparable to similarly titled measures of other companies. We have included information concerning EBITDA, Adjusted EBITDA and Adjusted income (loss) from continuing operations in this press release because we believe that such information is used by certain investors as measures of a company’s historical performance. We believe these measures are frequently used by securities analysts, investors and other interested parties in the evaluation of issuers of equity securities, many of which present EBITDA, Adjusted EBITDA and Adjusted income (loss) from continuing operations when reporting their results. Our presentation of EBITDA, Adjusted EBITDA and Adjusted income (loss) from continuing operations should not be construed as an inference that our future results will be unaffected by unusual or nonrecurring items.

(a) Represents the equity-based compensation expense of Acadia.

(b) Represents transaction-related expenses incurred by Acadia related primarily to the acquisitions of Youth and Family Centered Services, Inc. (“YFCS”) in April 2011, PHC, Inc. (“PHC”) in November 2011, three facilities from Haven Behavioral Healthcare Holdings, LLC (the “Haven Facilities”) in March 2012 and Timberline Knolls, LLC (“Timberline Knolls”) in August 2012.

(c) Represents the management fees paid by Acadia to its equity sponsor prior to the termination of the professional services agreement between Acadia and its equity sponsor on November 1, 2011.

(d) Represents the income tax provision adjusted to reflect the aggregate tax effect of the adjustments to income (loss) from continuing operations described above based on effective tax rates.

CONTACT:
Acadia Healthcare Company, Inc.
Brent Turner, 615-861-6000
President